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                                                                  EXHIBIT 23.03

                        CONSENT OF INDEPENDENT AUDITORS

  We consent to the reference to our firm under the caption "Independent Certified Public Accountants" in the Registration Statement (Amendment No. 1 to Form S-4) and related Prospectus of United States Filter Corporation and to the incorporation by reference therein of our report dated January 16, 1998 with respect to the financial statements of The Kinetics Group, Inc. included in the Current Report on Form 8-K/A dated February 6, 1998 of United States Filter Corporation, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Walnut Creek, California

October 28, 1998